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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)         April 19, 1996
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                            TRUSTMARK CORPORATION
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             (Exact name of registrant as specified in its charter)


        Mississippi                     0-3683                 64-0471500
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)               File Number)          Identification No.)


  248 East Capitol Street, Jackson, MS                            39201
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(Address of principal executive offices)                        (Zip Code)


Registrant's phone number, including area code           (601) 354-5111
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Item 5.  Other Events.

         Trustmark Corporation, parent company of Trustmark National Bank, released a brief statement on April 19, 1996 on behalf of the Board of Directors of the Corporation, regarding a recently diagnosed illness of Frank
R. Day, Chairman, CEO and President of Trustmark Corporation.

         For well over a century, Trustmark National Bank has been a positive force in Mississippi as a strong and respected financial institution, made possible by the efforts of the bank's professional management team and dedicated employees. Under the leadership of that same team, Trustmark continues in its position of stability and steady growth.

         Recently, the bank's Chairman and CEO, Frank R. Day, has been diagnosed with amyotrophic lateral sclerosis. Mr. Day is not experiencing any difficulties and the illness is having no impact on the performance of his duties. Plans are for Mr. Day to continue his service to Trustmark Corporation and Trustmark National Bank in his present capacities.

         While Mr. Day's illness is primarily a personal and private matter, both Mr. Day and the Board of Directors know of the importance of informing shareholders and customers at this time. As always, the focus of Trustmark now and in the future will be on delivering quality banking services to its customers.





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Trustmark Corporation
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                                      (Registrant)


Date:  April 19, 1996          BY: /s/ Frank R. Day
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                                  Frank R. Day
                                  Chairman of the Board,
                                  President and CEO